                                                                    Exhibit 21.1

                      SUBSIDIARIES OF REALNETWORKS, INC.

Entity                                            Jurisdiction
------                                            ------------
RealNetworks, Ltd.                                United Kingdom
RealNetworks K.K.                                 Japan
RealNetworks, SARL                                France
RealNetworks GmbH                                 Germany
RealNetworks Australia Pty. Limited               Australia
RealNetworks of Brazil LtDA                       Brazil
RealNetworks Hong Kong, Limited                   Hong Kong
RealNetworks of Mexico, Inc.                      Mexico
RealNetworks E-Commerce LLC                       Delaware
RealNetworks Investments LLC                      Delaware
NetZip, Inc.                                      Georgia
Xing Technology Corporation                       California
McKinley, Inc.                                    Delaware